EXHIBIT 99.2
March 22, 2006
Patrick K. McGee
Lucas T. Cutler
F. Russell Beard, Jr.
Brazos Private Equity Partners, LLC
100 Crescent Court, Suite 1777
Dallas, TX 75201
Re:   Morton Industrial Group, Inc.
Dear Patrick, Lucas and Russell:
Massachusetts Mutual Life Insurance Company (“MassMutual”) commits to purchase up to $22,375,000 principal amount of Senior Subordinated Notes (the “Notes”) issued by MMC Precision Merger Corp. (“Morton” or the “Company”), a newly formed entity by Brazos Private Equity Partners, LLC (to be merged with and into Morton Industrial Group, Inc.) with detachable Warrants (the “Warrants”) for a nominal exercise price to be issued by the holding company (“Holdings”) to be formed by Brazos Private Equity Partners, LLC (“Brazos”). MassMutual also commits to purchase $1,000,000 of equity securities of Holdings (the “Equity”), which will be made alongside Brazos’ equity investment in Holdings, and will consist of the same equity securities and on the same economic terms as Brazos’ investment (the “Brazos Equity”), all as outlined in the Summary Term Sheet attached to this letter (this letter, together with the attached Summary Term Sheet, being referred to as the “Commitment”). The Notes, Warrants and Equity collectively are the “Securities”. A portion or portions of such Securities may be purchased by one or more of our subsidiaries or by one or more investment companies for which we serve as investment advisor (each such purchaser, an “Affiliate” and, collectively with MassMutual, the “Purchasers”).
Our Commitment to purchase the Securities is subject to the execution and delivery of definitive documentation in form and substance reasonably acceptable to the Company, Brazos, and to us (it being understood that the terms and conditions set forth in the Summary Term Sheet attached hereto are acceptable). Our Commitment is made in reliance on, and remains subject to there having been no material adverse change or condition affecting the Company, and any operating subsidiaries of the Company, taken as a whole, since September 30, 2005 (date of last 10Q filing) which has not been disclosed to us in writing.
1500 Main Street   •   Springfield, MA 01115   •   tel 413.226.1000   •   Toll Free 888.428.8809   •   www.babsoncapital.com

Morton Industrial Group, Inc.
March 22, 2006

As is also customary in transactions of this type, Brazos agrees to pay all reasonable out-of-pocket expenses incurred in connection with this transaction, including, without limitation, all fees and expenses of our special counsel, due diligence fees, travel expenses, closing costs, and a sum of $2,500 in respect of any fees and costs related to filing requirements of the National Association of Insurance Commissioners, whether or not this transaction is consummated; provided, however, prior to incurring fees and expenses in excess of $25,000, the Purchasers will seek a one-time approval for all future fees and expenses above $25,000.
The offer of the commitment contained in this letter shall automatically expire, without notice, on March 29, 2006, if we have not received the enclosed copy of this letter duly executed by Brazos on or prior to such date.
Upon receipt by the undersigned of an executed counterpart of this commitment letter, our agreement to purchase from the Company, and the Company’s agreement to issue, sell and deliver to us the Notes and Warrants and Equity, and Brazos’ commitment to make the Brazos Equity investment shall become a binding agreement between us subject to the conditions set forth herein. Our commitment to purchase the Securities will expire on July 31, 2006, unless extended in writing by us.
This commitment letter shall be governed by Massachusetts law, without regard to Massachusetts choice of law principles.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
	By:	Babson Capital Management, LLC
its Investment Adviser

By:	/s/ Richard E. Spencer II
Richard E. Spencer II
Managing Director

APPROVED AND AGREED
Brazos Private Equity Partners, LLC

By:	/s/ Patrick K. McGee

Its:	Authorized Officer

(Title of Authorized Officer)

Date:	March 22, 2006